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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 25, 2003

                                 PLUG POWER INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                    0-27527                    22-3672377
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
     of Incorporation)                Number)               Identification No.)


                 968 Albany-Shaker Road, Latham, New York 12110
              (Address of Principal Executive Offices and Zip Code)

                                 (518) 782-7700
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 25, 2003, Plug Power Inc., a Delaware corporation ("Plug Power"), completed its acquisition of H Power Corp., a Delaware corporation ("H Power"), pursuant to the Agreement and Plan of Merger, dated as of November 11, 2002, by and among Plug Power, H Power and Monmouth Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Plug Power, as amended (the "Merger Agreement"). The acquisition was effected through a merger (the "Merger") of Monmouth Acquisition Corp. with and into H Power, with H Power surviving the Merger as a wholly-owned subsidiary of Plug Power.

     Based upon the factors discussed in the Merger Agreement which were utilized to determine the exchange ratio, each share of H Power common stock, par value $0.001 per share ("H Power Common Stock"), outstanding immediately prior to the effective time of the Merger is entitled to receive .8305 shares of Plug Power common stock, par value $0.01 per share ("Plug Power Common Stock"). Any holder of H Power Common Stock who would otherwise be entitled to receive a fraction of a share of Plug Power Common Stock will instead receive an amount of cash equal to the product of such fraction and $5.08. Approximately 8.95 million shares of Plug Power Common Stock will be issued in the Merger, bringing the total number of shares of Plug Power Common Stock outstanding immediately following the Merger to 60.0 million. Plug Power will issue the shares of Plug Power Common Stock out of its authorized but unissued shares and will issue the cash in lieu of fractional shares from its general working capital. The Merger is being accounted for as a purchase transaction for accounting purposes.

     The Merger Agreement was negotiated at arm's length between representatives of Plug Power and representatives of H Power. Neither Plug Power nor any officer or director of Plug Power was affiliated with or had a material relationship with H Power.

     A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of the Business Acquired.

            The financial statements of H Power required to be filed as part of this report will be filed by Plug Power by amendment to this report as soon as practicable, but no later than June 9, 2003.

        (b) Pro Forma Financial Information.

            The pro forma financial information required to be filed as part of this report will be filed by Plug Power by amendment to this report as soon as practicable, but no later than June 9, 2003.


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        (c) Exhibits.

            2.1 Agreement and Plan of Merger, dated as of November 11, 2002, by and among Plug Power, H Power and Monmouth Acquisition Corp. (incorporated by reference to Plug Power's Form 8-K filed with the Securities and Exchange Commission on November 13, 2002).

            2.2 First Amendment to Agreement and Plan of Merger, dated as of November 26, 2002, by and among Plug Power, H Power and Monmouth Acquisition Corp. (incorporated by reference to Plug Power's Form S-4 filed with the Securities and Exchange Commission on November 27, 2002).

            99.1 Press Release dated March 25, 2003.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 27, 2003                        PLUG POWER INC.


                                               By: /s/ David A. Neumann
                                                   ------------------------
                                                   David A. Neumann
                                                   Chief Financial Officer


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                                  Exhibit Index

Exhibit No.       Description
-----------       -----------
Exhibit 2.1       Agreement and Plan of Merger, dated as of November 11,
                  2002, by and among Plug Power, H Power and Monmouth
                  Acquisition Corp. (incorporated by reference to Plug Power's
                  Form 8-K filed with the Securities and Exchange Commission on November 13, 2002).

Exhibit 2.2 First Amendment to Agreement and Plan of Merger, dated as of November 26, 2002, by and among Plug Power, H Power and Monmouth Acquisition Corp. (incorporated by reference to Plug Power's Form S-4 filed with the Securities and Exchange Commission on November 27, 2002).

Exhibit 99.1      Press Release dated March 25, 2003.


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